Guaranteed/Simplified Issue Application
Owner Information	[	]
Individual Life Insurance
Minnesota Life Insurance Company - [a Securian Financial company]
[Executive Benefits] • [400 Robert Street North, St. Paul, MN 55101-2098]

OWNER INFORMATION
Business/owner name (last, first, middle)	Social Security number/TIN
Street address line 1			Suite/apt/unit #
Street address line 2	[Email			]
City	State	Zip code	Telephone number

BASE POLICY INFORMATION

Please include census if owned by a corporation, partnership or trust

Face Amount:	Product:

Face Amount:	Product:

Death Benefit Qualification Test (If applicable, defaults to GPT if none selected):

☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)

Death Benefit Option Selection (Default is Level if none selected.):

☐ Level  ☐ Increasing  ☐ Sum of Premiums

Premium Method (select one):

☐ Single Premium  ☐ Planned Premium

[Payment Method (select one), if Planned Premium is chosen:

☐ Annual	☐ Semi-annual	☐ Quarterly
☐ Monthly Automatic Payment Plan #		☐ List Bill
☐ 1035 Exchange $ (If yes, submit 1035 Exchange Agreement Form)]

If Premium will be paid by someone other than the owner, please provide details below.

Name	Relationship to owner
Title

Source of Funds

[Indicate below how the policy(ies) will be funded. Select all that apply:

Assets/Income

☐ Earnings

☐ Existing insurance

☐ Gift/Inheritance

☐ Non-qualified retirement plan

☐ Sale of investments

☐ Savings

☐ Non-qualified annuity

☐ Home Equity

☐ Loan

Qualified Assets

☐ Employer sponsored qualified retirement plan (401(k) plan, pension plan)

☐ IRA (Including Roth IRA and Individual Retirement Annuities)

☐ Non-Governmental 403(b) plan

☐ Section 457 plan

☐ Governmental or non-electing church qualified retirement plan

☐ Governmental or ministers 403(b) plan

☐ Other                       ]

If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets (including IRA’s), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor.

[Securian Financial is the marketing name for Minnesota Life Insurance Company.]	[ ]

ICC23-20179	[1 of 4]

ADDITIONAL BENEFITS AND AGREEMENTS

SPECIAL POLICY DATE

Indicate Special Dating (month/day/year):                (Cannot select 29th, 30th, or 31st of the month)

OWNER ATTESTATION

The owner attests that each of the insured employees covered by this application are actively performing all the duties of their regular occupation at least 30 hours per week.	☐ Yes ☐ No

If no, please explain why for each employee who is not:

IN FORCE, PENDING AND REPLACEMENT

Submit the appropriate replacement forms (may be needed even if no replacement is indicated; not needed if only replacing group coverage except in MI and WA).

Excluding this policy, does the proposed owner have any life insurance or annuities in force or pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below.	☐ Yes ☐ No

Excluding this policy, has there been, or will there be, replacement of any existing life insurance or annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below.	☐ Yes ☐ No

Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.

[In Force and Pending

Full Company Name	Amount	Year Issued	Product Type	The Policy is	Type		Will it be Replaced?
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w / money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No

			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w / money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No

			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w / money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No

			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w / money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No

			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w / money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No

			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w / money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No	]

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ICC23-20179	[2 of 4]

[BENEFICIARY (complete only if the beneficiary is not the owner)

The amount of the insurance applied for on each proposed insured is as stated on the Policy Data pages. The death benefit under each policy is payable to the owner identified at the beginning of this application unless stated otherwise below. All totals must equal 100%.

Class: ☐Primary_______% ☐ Contingent_______% Irrevocable beneficiary ☐ Yes ☐ No

Name (first, middle, last)

Relationship to insured	Birth/trust date

Address	City, state, zip code

Telephone number	Social Security/tax ID number
Email address

Class: ☐Primary_______% ☐ Contingent_______% Irrevocable beneficiary ☐ Yes ☐ No

Name (first, middle, last)

Relationship to insured	Birth/trust date

Address	City, state, zip code

Telephone number	Social Security/tax ID number
Email address	]

[ADDITIONAL INFORMATION

]

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ICC23-20179	[3 of 4]

AGREEMENTS

Agreement: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I will notify Minnesota Life Insurance Company of any changes in the statements or answers given in the application between the time of application and delivery of the policy. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the policy incontestability provision. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the answers, to the best of my knowledge and belief as stated in this application remain true and complete. If such conditions are met, the insurance will take effect as of the earlier of the policy date specified in the policy or the date the policy is delivered to me; the only exception to this is provided in the Life Receipt and Temporary Insurance Agreement, issued if the premium is paid in advance.

I acknowledge that I have been given the Securian Privacy Notice. I understand that a copy of this entire application, including the proposed insured application, will be attached to the policy and delivered to the policyowner.

Modified Endowment Contract Authorization: I have reviewed the illustration and consent to the insurance policies issued as a result of this application becoming classified as a Modified Endowment Contract now or in the future.

Variable Life: I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account. I understand that the actual cash value of the policy applied for is not guaranteed and increases and decreases depending on the investment results. There is no minimum actual cash value for the policy values invested in these sub-accounts.

Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

If owner is not an individual, please print the name and title of the person acting on behalf of the owner

Owner’s signature
☒
City (signed at)	State	Date

Is a replacement of existing insurance involved in this application? ☐ Yes ☐ No
Licensed representative (please print)	Licensed representative signature
☒
City (signed at)	State	Date

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ICC23-20179	[4 of 4]